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                                                            EXHIBIT NO. 99.1(b)

                               MFS SERIES TRUST I

                                  On behalf of

                        MFS GLOBAL ASSET ALLOCATION FUND
                                      and
                       MFS GLOBAL TELECOMMUNICATIONS FUND


         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated August 12, 2003, as amended, of MFS Series Trust I (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Global Asset Allocation Fund and MFS Global Telecommunications Fund, each a series of the Trust, have been terminated.
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         IN WITNESS WHEREOF, the undersigned have executed this certificate this 27th day of August, 2003.

JOHN W. BALLEN                             LAWRENCE T. PERERA
---------------------------------          ---------------------------------
John W. Ballen                             Lawrence T. Perera
8 Orchard Road                             18 Marlborough Street
Southborough MA  01772                     Boston MA  02116


LAWRENCE H. COHN                           WILLIAM J. POORVU
---------------------------------          ---------------------------------
Lawrence H. Cohn                           William J. Poorvu
45 Singletree Road                         975 Memorial Drive  Apt. 710
Chestnut Hill MA  02467                    Cambridge MA  02138


WILLIAM R. GUTOW                           JEFFREY L. SHAMES
---------------------------------          ---------------------------------
William R. Gutow                           Jeffrey L. Shames
3 Rue Dulac                                38 Lake Avenue
Dallas TX  75230                           Newton MA  02459


J. ATWOOD IVES                             J. DALE SHERRATT
---------------------------------          ---------------------------------
J. Atwood Ives                             J. Dale Sherratt
17 West Cedar Street                       86 Farm Road
Boston MA  02108                           Sherborn MA  01770


ABBY M. O'NEILL                            ELAINE R. SMITH
---------------------------------          ---------------------------------
Abby M. O'Neill                            Elaine R. Smith
200 Sunset Road                            75 Scotch Pine Road
Oyster Bay NY  11771                       Weston MA  02493


KEVIN R. PARKE                             WARD SMITH
---------------------------------          ---------------------------------
Kevin R. Parke                             Ward Smith
33 Liberty Street                          36080 Shaker Blvd.
Concord MA  01742                          Hunting Valley OH  44022